As filed with the Securities and Exchange Commission on September 29, 1998

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                     KEYCORP
             (Exact Name of Registrant as Specified in Its Charter)

                                      OHIO
         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-6542451
                     (I.R.S. Employer Identification Number)

                              --------------------

               THOMAS C. STEVENS, SENIOR EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL, AND SECRETARY
                                     KEYCORP
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                     (Name and Address of Agent For Service)

                                 (216) 689-3196
          (Telephone Number, Including Area Code, of Agent for Service)

         Approximate date of commencement of proposed sale to the public : From time to time after the effective date of this Registration Statement

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           ------------

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                    ------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=================================================================================
                  |            |    Proposed     |   Proposed     |
 Title of         |            |    Maximum      |   Maximum      |  Amount of
 Securities       | Amount     |    Offering     |   Aggregate    |  Registration
 to be            | to be      |    Price  Per   |   Offering     |  Fee (1)
 Registered (1)   | Registered |    Share (1)    |   Price (1)    |
---------------------------------------------------------------------------------
 Common Shares    |            |                 |                |
 with a par       |  4,000,000 |       $31.97    |  $ 127,880,000 |   $ 37,724.6
 value of $1      |            |                 |                |
 each (2)         |            |                 |                |
                  |            |                 |                |
=================================================================================

  (1) As calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the maximum aggregate offering price is based on the average of the high and low prices of KeyCorp Common Stock for September 28, 1998, as reported by the Midwest edition of The Wall Street Journal under New York Stock Exchange Composite Transactions. This figure represents the maximum aggregate offering price based on the number of KeyCorp Common Shares registered under this Form S-3.

  (2) Each Common Share includes an associated right to purchase one Common Share (the "Right"). Until the occurrence of certain prescribed events, none of which has occurred, the Right is not exercisable, is evidenced by the certificate representing the Common Share, and will be transferred along with and only with the Common Share.

                                   HIGHLIGHTS

                                     KeyCorp

                   Dividend Reinvestment And Cash Payment Plan


         The Dividend Reinvestment and Cash Payment Plan offers you a convenient and inexpensive method to accumulate Common Shares of KeyCorp while receiving regularly-issued statements to keep you informed of the status of your investment.


WATCH YOUR SHARE OWNERSHIP INCREASE WITH REINVESTMENT

         By participating in the Dividend Reinvestment and Cash Payment Plan, all or part of your dividends are used to purchase additional shares which are deposited automatically to your personal account. You pay no fees to purchase these shares and, unlike a purchase through a broker, your dividends can buy both full and fractional shares. Plus, when future dividends are paid, you receive a payment for all the shares building in your account - fractional shares included.

BUY EVEN MORE SHARES WITH OPTIONAL CASH PAYMENTS

         Each month, with our voluntary cash payment option, you can invest as little as $10 or a much as $10,000 toward the purchase of Common Shares in the Dividend Reinvestment and Cash Payment Plan, all without paying any broker fees or service charge. We will use your payments to purchase Common Shares on your behalf, add them to your account and send you a statement following the transaction to keep your records up-to-date.

ENROLLMENT IS QUICK AND EASY

         To enroll, please complete an authorization card and return it to Harris Trust and Savings Bank, our transfer agent. You can request the authorization card by writing to Harris Trust & Savings Bank, 311 W. Monroe Street, P.O. Box A3504, Chicago, IL 60690-3504, or by calling Shareholder Assistance Line at 1-800-539-7216.

FOR MORE INFORMATION

         Please read the entire prospectus before you enroll in the Dividend Reinvestment and Cash Payment Plan. These highlights do not contain all of the important information about this plan. If you have questions or need help with your account, please call Shareholder Assistance Line at 1-800-539-7216.

PROSPECTUS
                                     KeyCorp

                   Dividend Reinvestment And Cash Payment Plan

              4,000,000 COMMON SHARES, WITH A PAR VALUE OF $1 EACH

         KeyCorp is offering to holders of its Common Shares an opportunity to invest cash dividends and optional cash payments in Common Shares of KeyCorp pursuant to the Dividend Reinvestment and Cash Payment Plan. Any holder of record of Common Shares is eligible to participate in the Plan.

         A participant in the Dividend Reinvestment and Cash Payment Plan may purchase KeyCorp Common Shares by:

         - reinvesting cash dividends on all shares of KeyCorp held by the participant, or
         - reinvesting cash dividends on some of the shares of KeyCorp held by the participant while continuing to receive cash dividends on the other shares, and/or
         - making optional cash payments of at least $10 each, with all such cash payments not exceeding $10,000 each month, whether or not the participant's dividends are being reinvested.

         Common Shares purchased under the Dividend Reinvestment and Cash Payment Plan will be purchased from KeyCorp, on the open market, or otherwise from sources other than KeyCorp. As to Common Shares purchased on the open market or otherwise from sources other than KeyCorp, the purchase price will be the weighted average of the prices paid for the Common Shares in all such purchases made with respect to the applicable investment date. As to Common Shares purchased from KeyCorp, the purchase price will be 100% of the average of the highest and lowest sales prices of Common Shares on the New York Stock Exchange on the applicable investment date. Each Common Share is accompanied by a related right to purchase one Common Share of KeyCorp pursuant to the Rights Agreement dated May 15, 1997 between KeyCorp and KeyBank National Association, as amended from time to time.

         Regardless of the source of purchase, participants do not pay any brokerage commission or service charge upon the purchase of Common Shares under the Dividend Reinvestment and Cash Payment Plan. KeyCorp bears the cost of administering the Dividend Reinvestment and Cash Payment Plan. Morgan Stanley, Dean Witter & Co. or such other agent as KeyCorp may designate from time to time, acts as purchasing agent for participants under the Dividend Reinvestment and Cash Payment Plan for purchases on the open market or otherwise from sources other than KeyCorp.

          KeyCorp Common Shares are listed on the New York Stock Exchange and are traded under the ticker symbol KEY. The executive offices of KeyCorp are located at 127 Public Square, Cleveland, Ohio 44114, the telephone number (216) 689-6300.

                            -------------------------

 THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS REGISTRATION STATEMENT OR DETERMINED IF THIS
  PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                           --------------------------

THE SECURITIES OFFERED HEREBY ARE NOT SAVING OR DEPOSIT ACCOUNTS, OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               September 29, 1998

                          PROSPECTUS TABLE OF CONTENTS



CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION ..................   7


REFERENCES TO ADDITIONAL INFORMATION ........................................   7


THE CORPORATION .............................................................   7


RISK FACTORS ................................................................   9


DIVIDEND REINVESTMENT AND CASH PAYMENT PLAN .................................  10

  PURPOSE ...................................................................  10
  ADVANTAGES ................................................................  10
  ADMINISTRATION ............................................................  10
  PARTICIPATION .............................................................  11
  THE AUTHORIZATION CARD ....................................................  11
  JOINING THE PLAN ..........................................................  12
  INVESTMENT DATE ...........................................................  13
  PURCHASES OF COMMON SHARES UNDER THE PLAN .................................  13
  OPTIONAL CASH PAYMENTS ....................................................  14
  EXPENSES ..................................................................  15
  FEDERAL TAX CONSEQUENCES ..................................................  15
  REPORTS TO PARTICIPANTS ...................................................  17
  DIVIDENDS ON FRACTIONS OF SHARES ..........................................  17
  CERTIFICATES FOR SHARES ...................................................  18
  WITHDRAWAL OF COMMON SHARES IN PLAN ACCOUNTS ..............................  18
  TERMINATION ...............................................................  19
  OTHER INFORMATION .........................................................  20

USE OF PROCEEDS .............................................................  22


DETERMINATION OF OFFERING PRICE .............................................  22


PLAN OF DISTRIBUTION ........................................................  22


INTEREST OF NAMED COUNSEL ...................................................  22


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES ..................................................  23


WHERE YOU CAN FIND MORE INFORMATION .........................................  23

           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This prospectus including information incorporated herein by reference contains forward-looking statements that are subject to numerous assumptions, risks, and uncertainties. Statements pertaining to future periods are subject to uncertainty because of the possibility of changes in underlying factors and assumptions. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

         -   sharp and/or rapid changes in interest rates;
         - significant delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses;
         - consummation of significant business combinations or divestitures;
         - unforeseen business risks related to such developments as Year 2000 computer related risks;
         - significant changes in accounting, tax or regulatory practices or requirements;
         -   adverse changes in the securities markets;
         -   and/or adverse trends in economic and business conditions.

                      REFERENCES TO ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about KeyCorp (the "Corporation") from documents that are not included in or delivered with this prospectus. This additional information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this prospectus, other than certain exhibits to these documents, by requesting them in writing or by telephone from the Corporation at the following address:
                                     KeyCorp
                                127 Public Square
                           Cleveland, Ohio 44114-1306
                          Attention: Investor Relations
                      Tel: (216) 689-4221 or 1-800-523-7248

 See also: "Where You Can Find More Information" at page 21 of this prospectus.

                                 THE CORPORATION

      The Corporation is a bank holding company incorporated under the laws of Ohio in 1958 and is registered under the Bank Holding Company Act of 1956. Headquartered in Cleveland, Ohio, the Corporation is engaged primarily in the business of commercial and retail banking. As of June 30, 1998, it was one of the largest bank holding companies in the United States, with consolidated total assets of $75.8 billion. The Corporation and its subsidiaries provide a wide range of banking, equipment leasing, fiduciary, and other financial services to its corporate, individual, and institutional customers. These services are provided across much of the country through subsidiaries operating 962 full service banking offices in 13 states.

          The Corporation's largest banking subsidiaries are KeyBank National Association, headquartered in Cleveland, Ohio with $71.2 billion in total assets as of June 30, 1998, (the 14th largest bank in the United States, as of December 31, 1997, based on assets), and Key Bank USA, National Association, headquartered in Cleveland, Ohio, which engages in consumer lending activities with total assets of $4.5 billion as of June 30, 1998.

                                  RISK FACTORS

         Prospective purchasers of the Common Shares under the Dividend Reinvestment and Cash Payment Plan should carefully review the information contained elsewhere in this prospectus and in the documents incorporated into this prospectus by reference. In particular, prospective purchasers should carefully review all the information regarding regulatory restrictions applicable to national banks with respect to the declaration of dividends.

         As a general rule, the declaration of dividends on Common Shares is within the sole discretion of the Board of Directors. The decision to declare dividends is influenced, among other considerations, by cash needs of the Corporation and general business conditions.

         However, because the income to the Corporation, including income to pay dividends on the Corporation's Common Shares, is generated by the banking and financial subsidiaries of the Corporation, various regulatory provisions further limit the amount of dividends such subsidiaries can pay without regulatory approval. The approval of the Comptroller of the Currency is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of (i) the bank's net income for the current year plus (ii) the retained net income (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank may pay dividends only to the extent of its undivided profits. All of the Corporation's banking subsidiaries and trust company subsidiaries, with the exception of Society Trust Company of New York, are national banks and are subject to these restrictions.

         In addition, if in the opinion of the applicable regulatory authority, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe practice which, depending on the financial condition of the bank, could include the payment of dividends, such authority may require that the bank stop such practices. The Comptroller of the Currency and the Federal Deposit Insurance Corporation have indicated that the payment of dividends that results in depletion of a depository institution's capital base to an inadequate level would be an unsafe practice. Moreover, under the Federal Deposit Insurance Act (the "Act"), an insured depository institution may not pay any dividend if such payment would cause it to become less than "adequately capitalized." The Act also prohibits the payment of any dividend while the institution is in default on the payment of any assessment due to the Federal Deposit Insurance Corporation. Also, the Federal Reserve Board , the Comptroller of the Currency, and the Federal Deposit Insurance Corporation have issued policy statements which provide that depository institutions and their holding companies should generally pay dividends only out of their current operating earnings.

                   DIVIDEND REINVESTMENT AND CASH PAYMENT PLAN

       The Corporation's Dividend Reinvestment and Cash Payment Plan (Plan"), as amended to date, is set forth below in question and answer format.

PURPOSE

1.     What is the purpose of the Plan?

       The Plan offers a simple and convenient method of investing cash dividends and optional cash payments in additional Common Shares without payment of any brokerage commission or service charge. To the extent that such additional Common Shares are purchased from the Corporation, the Corporation will use the additional funds for general corporate purposes. See "Use of Proceeds" below.

ADVANTAGES

2.     What are the advantages of the Plan?

       An eligible holder of record who wishes to participate in the Plan may
(i) have cash dividends on all of his or her shares of the Corporation automatically reinvested or (ii) have cash dividends on some of his or her shares of the Corporation automatically reinvested or (iii) whether or not a participant has elected to have any such dividends automatically reinvested, invest in additional Common Shares by making optional cash payments of not less than $10 per payment up to an aggregate maximum of $10,000 each month. No commission or service charge is paid by a participant in connection with the purchase of Common Shares under the Plan. A Plan account will be created for each participant and all Common Shares purchased under the Plan with reinvested dividends or optional cash payments will be credited to the participant's Plan account. Full investment of funds is possible under the Plan because fractions of Common Shares (computed to three decimal places) as well as whole Common Shares will be credited to a participant's Plan account. Dividends of Common Shares in a participant's Plan account, including a pro rata dividend on fractional Common Shares, will be reinvested in additional Common Shares and such Common Shares will be credited to a participant's Plan account. A participant can avoid the need for safekeeping of certificates for Common Shares credited to the participant's account under the Plan. Periodic statements of account will provide simplified record keeping.

ADMINISTRATION

3.     Who administers the Plan for participants?

       Harris Trust & Savings Bank (the "Plan Administrator") will administer the Plan, maintain records, send statements of account to participants, and perform other duties relating to the Plan. If at any time Common Shares are purchased by the Plan on the open market or from sources other than the Corporation, Morgan Stanley, Dean Witter & Co. has been designated as the purchasing agent for the participants under the Plan. Morgan Stanley, Dean Witter & Co. or such other agent as the Corporation may designate from time to time, is referred to herein as the "Purchasing Agent." If Common Shares are to be purchased on the open market or otherwise from sources other than the Corporation, the Purchasing Agent, in its sole discretion, will determine the time and the prices at which such purchases will be made, and will select the broker or dealer, if any, through or from whom such purchases will be made. Common Shares purchased under the Plan for each participant will be credited to the account of the participant. The Corporation reserves the right to replace the Purchasing Agent from time to time. In the event that the Purchasing Agent should resign or otherwise cease to act as purchasing agent, the Corporation will appoint a successor or make other appropriate arrangements. Interpretations of the Plan by the Corporation are binding on participants.

PARTICIPATION

4.     Who is eligible to participate?

       All holders of record of Common Shares are eligible to participate in the Plan. In order to participate in the Plan, any shareholder whose shares are registered in a name other than the participant's own name, for example, in the name of a broker or bank nominee, must either become a shareholder of record by having shares transferred into the participant's own name or by making appropriate arrangements for the participant's bank or broker to participate on behalf of the participant.

5.     How does an eligible shareholder participate?

       To participate in the Plan a shareholder of record must complete an authorization card (the "Authorization Card") and return it to the Plan Administrator. The Authorization Card may be obtained at any time by written or oral request to the Plan Administrator at the address and telephone number specified in Question 33.

6.     Is partial participation possible under the Plan?

       Yes. A shareholder of record who desires to participate in the Plan may elect to have the cash dividends on only some of the shares of the Corporation owned by the shareholder reinvested under the Plan or may elect to make optional cash payments towards the purchase of additional Common Shares under the Plan without electing automatic reinvestment of the cash dividends on any of the shares of the Corporation owned by the shareholder.

THE AUTHORIZATION CARD

7.     What does the Authorization Card provide?

       The Authorization Card provides for the purchase of additional Common Shares for the participant's account through the following investment options:

       If "Full Dividend Reinvestment" is elected, the Corporation will apply all the cash dividends on all the Common Shares then or subsequently registered in a participant's name, together with any optional cash payments, toward the purchase of additional Common Shares.

       If "Partial Dividend Reinvestment" is elected, the Corporation will apply all the cash dividends on all shares in the participant's Plan account and all the cash dividends on such number of the participant's shares held in participant's name but not in the Plan account as specified on the Authorization Card, together with all optional cash payments, toward the purchase of additional Common Shares.

       Under either of these two preceding elections, the Corporation will automatically reinvest subsequent dividends on all the Common Shares held in the participant's Plan account. Under the Plan, dividends will be reinvested on a cumulative basis on the shares designated on the Authorization Card and all Common Shares held in the Plan account, until a participant changes or revokes the instructions on the Authorization Card in writing, or until the participant's participation in the Plan is terminated.

       By electing either "Full Dividend Reinvestment" or "Partial Dividend Reinvestment" a participant is automatically entitled to make optional cash payments.

       If "Optional Cash Payments Only" is elected, the Corporation will distribute cash dividends on shares registered in the participant's name in the manner requested by the participant, and the Corporation will apply only optional cash payments received toward the purchase of additional Common Shares. This option should only be elected if the participant does not elect either "Full Dividend Reinvestment" or "Partial Dividend Reinvestment."

       Cash dividends payable on all Common Shares in a participant's Plan account, whether such Common Shares were purchased with reinvested dividends or optional cash payments, will be automatically reinvested in additional Common Shares.

JOINING THE PLAN

8.     When may an eligible shareholder join the Plan?

       An eligible shareholder of the Corporation may join the Plan at any time. If the Authorization Card is received by the Plan Administrator at the address specified in Question 33 on or before the record date for a dividend payment, reinvestment of dividends on the number of shares participating under the Plan will begin with that dividend payment date. If the Authorization Card is received after the record date for a dividend payment, reinvestment of dividends will begin on the dividend payment date following the next record date, if such shareholder is still a holder of record. All optional cash payments will be invested, following receipt of the Authorization Card and the optional cash payment, in the manner described in Questions 13, 15, and 16.

INVESTMENT DATE

9.     What is the Investment Date?

       With respect to dividends being reinvested under the Plan, "Investment Date" means the date on which such dividends are paid. With respect to the investment of optional cash payments under the Plan, "Investment Date" means the dividend payment date in any month in which there is a dividend payment on the Corporation's Common Shares or if there is no dividend payment in the month then the 15th day of such month, except if such date falls on a Saturday, Sunday, or legal holiday, then the Investment Date will be the preceding business day.

PURCHASES OF COMMON SHARES UNDER THE PLAN

10.    What is the source of Common Shares purchased under the Plan?

       All Common Shares purchased under the Plan will be purchased from the Corporation, on the open market, or otherwise from sources other than the Corporation. In the event the Common Shares will be acquired on the open market, the Purchasing Agent will acquire the Common Shares on behalf of the participant.

11.    What will be the price of Common Shares purchased under the Plan?

       The purchase price to the participant of Common Shares purchased from the Corporation will be 100% of the average of the highest and lowest sales prices of Common Shares on the New York Stock Exchange on the Investment Date or, if no sales prices of Common Shares are reported on the New York Stock Exchange on such date, the average of the means between the highest and lowest sales prices on the nearest dates before and after such date on which such sales prices are reported. The purchase price to the participant of Common Shares purchased from sources other than the Corporation will be the weighted average price paid by the Purchasing Agent on all such purchases made with respect to the applicable Investment Date.

12.    When will purchases be made with reinvested dividends?

       Purchases of Common Shares from the Corporation being made with reinvested dividends will be made on the applicable Investment Date. Purchases of Common Shares from sources other than the Corporation will be made by the Purchasing Agent commencing as of the applicable Investment Date and continuing over the period determined appropriate, under the circumstances, by the Purchasing Agent to acquire the Common Shares, but in all events within 30 days of the applicable Investment Date. In no event will interest be paid on funds being held by the Corporation, the Plan Administrator or Purchasing Agent pending investment of such funds.

13.    When will purchases be made with optional cash payments?

       An optional cash payment will be invested under the Plan on the first Investment Date following receipt by the Plan Administrator at the address specified in Question 33 of such payment if the Common Shares are purchased from the Corporation. If the Common Shares are purchased from sources other than the Corporation, the optional cash payment will be invested as soon as practicable beginning on an Investment Date following receipt by the Plan Administrator at the address specified in Question 33 of such payment, but in no event later than the second Investment Date following receipt by the Plan Administrator of such payment. No interest will be paid on optional cash payments pending their investment.

14.    How many Common Shares will be purchased for a participant?

       The number of Common Shares to be purchased depends on the amount of a participant's reinvested dividend, the amount of any optional cash payments to be invested on the Investment Date, and the purchase price of the Common Shares. Each participant's Plan account will be credited with that number of Common Shares, including fractions computed to three decimal places, equal to the participant's total amount to be invested divided by the purchase price per Common Share.

OPTIONAL CASH PAYMENTS

15.    How does the optional cash payment feature of the Plan work?

       All eligible holders of record of Common Shares of the Corporation, except for brokers and nominees, who have submitted the Authorization Card, are eligible to make optional cash payments at any time. Optional cash payments received from a participant will be used to purchase additional Common Shares. Cash dividends payable on all Common Shares credited to a participant's Plan account, whether such Common Shares were purchased with reinvested dividends or optional cash payments, will be automatically reinvested in additional Common Shares.

16.    How may optional cash payments be made?

       An optional cash payment may be made by a participant when joining the Plan by sending a check or money order payable to Harris Trust and Savings Bank with the Authorization Card to the Plan Administrator at the address provided in Question 33. Thereafter optional cash payments may be made on a monthly basis through the use of appropriate forms attached to each participant's statement of account. There is no obligation to make additional cash payments nor to make all such payments in the same amount.

       Each optional cash payment must be at least $10 and all such payments cannot, in any one month, exceed a total of $10,000 for any participant. The Corporation will not approve optional cash purchases in excess of the maximum amount set forth herein.

       A participant may withdraw any optional cash payment by written notice received by the Plan Administrator not less than 48 hours before the first Investment Date following receipt of the optional cash payment.

EXPENSES

17.    What are the expenses to participants in the Plan?

       Costs of administration of the Plan will be paid by the Corporation. There are no brokerage fees or commissions charged to participants in connection with the purchase of Common Shares under the Plan. However, the Plan participant pays service charges of $10 per sales transaction and commission of 5 cents per share if, at the participant's request, the Purchasing Agent sells, on behalf of the participant, some or all of the participant's whole Common Shares credited to the participant's Plan account. Certain expenses may also be incurred by the participant if the participant receives a cash payment in lieu of issuance of a fraction of a Common Share credited to the participant's Plan account upon the participant's withdrawal of all of the Common Shares credited to the participant's Plan account or upon termination of the participant's participation in the Plan. See also: Questions 23, 25, and 26.

FEDERAL TAX CONSEQUENCES

18. What are the Federal income tax consequences of participation in the Plan?

       In general, a shareholder who participates in the Plan will have the same Federal income tax consequences with respect to dividends payable on Common Shares in a Plan account as if he or she were not a participant in the Plan. In the case of a cash dividend, a participant will be treated for Federal income tax purposes as having received on the dividend payment date a dividend equal to the full amount of the dividend payable with respect to all the participant's shares, including shares registered in his or her name and those credited to the participant's Plan account, even if all such dividends are not received by the participant in cash, but some instead are applied to the purchase of Common Shares for the participant's account. In the case of Common Shares purchased from sources other than the Corporation, commissions and brokerage fees paid by the Corporation in connection with such purchases will be taxable income to the participants in an amount equal to each participant's pro rata share of such commissions and fees and will be reported as ordinary dividend income for the calendar year by the Corporation with respect to each participant's Plan account.

       The tax basis of Common Shares purchased from the Corporation with cash dividends or optional cash payments will be the amount of the cash dividends or optional cash payments, as the case may be. In the case of Common Shares purchased from sources other than the Corporation, the tax basis will be the purchase price of the Common Shares plus a participant's pro rata share of commissions or brokerage fees paid by the Corporation in making such purchases. The holding period for Common Shares purchased with reinvested dividends or optional cash payments will begin on the date following the date on which the Common Shares are purchased for the participant and credited to such participant's Plan account, regardless of the source of purchase.

       A participant will not realize any Federal taxable income when the participant receives certificates for whole Common Shares credited to the participant's Plan account, either upon the participant's withdrawal of some or all of the Common Shares credited to the participant's Plan account or termination of the participant's participation in the Plan. However, a participant who receives, upon withdrawal of Common Shares from the Plan or termination of the participant's participation in the Plan, a cash payment in lieu of issuance of a fractional Common Share credited to the participant's Plan account will realize a gain or loss with respect to such fractional Common Share. A gain or loss will also be realized by a participant when whole Common Shares are sold, either (i) by the participant after withdrawal of such shares from the Plan account or termination of the participant's participation in the Plan or (ii) by the Purchasing Agent at the participant's request, upon the participant's withdrawal of such shares from the Plan account or termination of the participant's participation in the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for full or fractional Common Shares and the tax basis therefor. Any such gain or loss will be a capital gain or loss if the Common Shares constitute capital assets in the hands of the participant.

       Plan participants are advised to consult their own tax advisors to determine the particular Federal, state, local, and foreign income tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of Common Shares under the Plan. The income tax consequences of participants may vary from jurisdiction to jurisdiction.

REPORTS TO PARTICIPANTS

19.    What kind of reports will be sent to participants?

       Each participant in the Plan will receive a statement of account as promptly as practicable after each purchase of Common Shares for the participant's Plan account. These statements are a record of the date and cost of purchases made and should be retained for income tax purposes. In addition, each participant will receive, from time to time, copies of reports, proxy statements, and other communications sent to holders of the Common Shares.

       Each participant will receive annually Internal Revenue Service information on Form 1099 for reporting dividend income received.

DIVIDENDS ON FRACTIONS OF SHARES

20.    Will participants be credited with dividends on fractions of Common
Shares?

       Yes. Dividends with respect to fractional, as well as whole, Common Shares will be reinvested in additional Common Shares.

CERTIFICATES FOR SHARES

21.    Will certificates be issued for Common Shares purchased?

       Common Shares credited to a participant's account in the Plan will be held in the name of Harris Trust and Savings Bank or its nominee. The number of Common Shares credited to an account under the Plan will be shown on the participant's statement of account. This service protects against loss, theft, or destruction of certificates. However, certificates for whole Common Shares will be issued to participants upon the participant's withdrawal of such shares from the Plan account or termination of the participant's participation in the Plan, unless the participant requests the Purchasing Agent in writing to sell such shares for the participant's account.

       Common Shares credited to the account of a participant under the Plan may not be pledged or assigned, and any such purported pledge or assignment shall be void. A participant who wishes to pledge or assign any such Common Shares credited to the participant's Plan account must first withdraw such Common Shares from the Plan account.

       Certificates for fractions of Common Shares will not be issued to participants under any circumstances.

22. In whose name will certificates be registered when issued to participants?

       Each account under the Plan will be maintained in the name as shown on the Authorization Card of each participant. Consequently, certificates for whole Common Shares will be similarly registered when issued.

WITHDRAWAL OF COMMON SHARES IN PLAN ACCOUNTS

23.    How may Common Shares be withdrawn from the Plan accounts?

       Shares credited to a participant's Plan account may be withdrawn by a participant by notifying the Plan Administrator in writing specifying the number of shares to be withdrawn. Certificates for whole shares of Common Shares so withdrawn will be issued to and registered in the name of the participant, unless the participant requests the Purchasing Agent in writing to sell such shares for the participant's account. If a participant requests such sale, the sale will be made by the Purchasing Agent for the participant's account within a reasonable time after the participant's withdrawal is processed as provided in Question 26. Service charges and brokerage commission will apply to such sale. The Plan participant will receive the proceeds from the sale, less any brokerage fees or commissions, any transfer tax, and other service charge or administrative costs of sale.

24. Will dividends on Common Shares withdrawn from the Plan account continue to be reinvested?

       If the participant has authorized "Full Dividend Reinvestment", cash dividends with respect to shares withdrawn from a participant's Plan account as well as with respect to Common Shares remaining in the participant's Plan account will continue to be reinvested if such shares are registered in the participant's name. If, however, cash dividends with respect to only part of the shares registered in a participant's name are being reinvested, the Corporation will continue to reinvest dividends on only the number of shares specified by the participant on the Authorization Card and on all Common Shares remaining in the participant's Plan account unless a new Authorization Card specifying a different number of shares is delivered.

TERMINATION

25. How does a participant terminate participation under the Plan?

       In order to terminate participation under the Plan, a participant must notify the Plan Administrator in writing that the participant wishes to terminate. Such notices should be sent to Harris Trust and Savings Bank at the address set forth in Question 33 and will be effective only when received by the Plan Administrator. When a participant voluntarily terminates his or her participation in the Plan or the Plan is terminated by the Corporation, a certificate for whole Common Shares credited to the participant's Plan account under the Plan will be issued unless the participant requests the Purchasing Agent to sell such shares for the participant's account, and a cash payment will be made for any fraction of a Common Share.

       In connection with any such termination, a participant may request that all or a part of the whole Common Shares in the participant's Plan account be sold. Any such request must be in writing to the Plan Administrator. If a participant requests such sale, the sale will be made by the Purchasing Agent for the participant's account within a reasonable time after the participant's termination is processed as provided in Question 26. The participant will receive the proceeds from such sale, less any brokerage fees or commissions, any transfer tax, and any other administrative costs of sale.

26. When may a participant withdraw Common Shares from his or her Plan account or be terminated from the Plan?

       A participant may withdraw Common Shares credited to the participant's Plan account or terminate his or her participation under the Plan at any time. If the request to withdraw or terminate is received by the Plan Administrator prior to a dividend record date, the withdrawal or termination will be processed as soon as practical after receipt of the request. If the request to withdraw or terminate is received by the Plan Administrator on or after the record date for a dividend payment, the withdrawal or termination may not be processed until shares purchased with the dividends paid for such record date have been credited to the participant's account. Any optional cash payment which was received prior to the request for withdrawal or termination will be reinvested unless return of the amount is requested at the time of the request for withdrawal or termination and such request is received at least 48 hours before the next Investment Date. All subsequent dividends paid to the participant after termination will be paid in cash unless the participant re-enrolls in the Plan. The Corporation reserves the right, in its sole discretion, to terminate the Plan or any participant's account at any time.

OTHER INFORMATION

27. What happens when a participant sells or transfers the shares of the Corporation registered in such participant's name?

       If a participant sells or transfers the shares of the Corporation registered in the participant's name but still holds shares in a Plan account, the Corporation will continue to reinvest the cash dividends on Common Shares credited to the participant's Plan account, subject to the participant's right to withdraw Common Shares from the Plan account to terminate participation under the Plan at any time.

28. What happens if the Corporation issues a dividend payable in Common Shares or declares a stock split?

       Any dividend payable in Common Shares or split shares distributed by the Corporation on Common Shares credited to a participant's Plan account will be added to such account. Any dividend payable in Common Shares or split shares distributed by the Corporation on Common Shares not in the participant's Plan account will be transmitted directly to the participant in the same manner as to shareholders who are not participating in the Plan.

29. How will Common Shares credited to a participant's Plan account be voted at Shareholders' Meetings?

       For each meeting of shareholders, a participant will receive proxy material that will enable the participant to vote both the shares registered in the participant's name directly and Common Shares credited to the participant's Plan account. If a participant elects, such participant may vote Common Shares, including all Common Shares credited to the participant's Plan account, in person at the shareholders meeting.

       If no instructions are indicated on a properly signed and returned proxy card, all of the participant's Common Shares - those registered in the participant's name and those credited to the participant's Plan account - will be voted in accordance with the recommendations of the Corporation's management.

30. What are the responsibilities of the Corporation, the Plan Administrator, and the Purchasing Agent under the Plan?

       Neither the Corporation, nor the Plan Administrator, nor the Purchasing Agent shall have any duties, responsibilities, or liabilities except as expressly set forth in the Plan. The Corporation, Plan Administrator, and Purchasing Agent shall not be liable for any action taken or omitted under the Plan, except for its own bad faith or willful misconduct, including, without irritation, for any claim of liability arising (i) out of failure to terminate a participant's Plan account upon the participant's death prior to receipt of written notice of such participant's death, (ii) with respect to the prices at which Common Shares are purchased or sold for a participant's account, (iii) with respect to the times when such purchases or sales are made, or (iv) with respect to any fluctuation in market value of the Common Shares.

       The participant should recognize that the Corporation, the Plan Administrator, and the Purchasing Agent cannot assure the participant a profit or protect the participant against a loss on the Common Shares purchased or sold under the Plan.

31.    May the Plan be changed or discontinued?

       The Corporation may amend, suspend, modify or terminate the Plan at any time, including the period between a record date and a dividend payment date. Notice of any such amendment, suspension, modification, or termination will be sent to all participants. Any such amendment shall conclusively be deemed to be accepted by the participant unless prior to the effective date of any such amendment as set forth in the notice, the Plan Administrator receives written notice of the termination of the participant's account. Upon a termination of the Plan, any uninvested optional cash payments will be returned and, except as otherwise provided in Questions 25 and 26, certificates for whole Common Shares credited to a participant's account under the Plan will be issued, and a cash payment will be made in lieu of issuance of any fraction of a Common Share credited to a participant's account.

32.    Where will notices to a participant be sent?

       All notices to a participant will be addressed to the participant at the last address of record with the Plan Administrator. A participant should notify the Plan Administrator in writing of any change of address at the address set forth in Question 33.

33.    Who should be contacted with questions about the Plan?

       All optional cash payments, requests for withdrawals, transfers of shares, authorization cards, requests for partial reinvestment, address changes, and any other questions with respect to the Plan should be directed to:

                            Shareholder Services - KEY
                            Harris Trust and Savings Bank
                            311 W. Monroe Street
                            P.O. Box A3504
                            Chicago, IL  60690-3504
                            Telephone: 1-800-539-7216

                                 USE OF PROCEEDS

         Any net proceeds from the sale of the Common Shares offered hereby will be applied to the Corporation's general funds to be utilized for general corporate purposes, including investments in, or extensions of credit to, the Corporation's subsidiaries. Specific allocations of the proceeds to such purposes have not been made at the date of this prospectus.


                         DETERMINATION OF OFFERING PRICE

         The purchase price for Common Shares purchased on the open market or from sources other than the Corporation will be the weighted average price paid by the Purchasing Agent in all such purchases made with respect to the applicable Investment Date. The purchase price for Common Shares purchased from the Corporation will be 100% of the average of the highest and lowest sales prices of Common Shares on the New York Stock Exchange on the Investment Date or, if no sales prices of Common Shares are reported on the New York Stock Exchange on such date, the average of the means between the highest and lowest sales prices on the nearest dates before and after such date on which such sales prices are reported. Each Common Share purchased under the Plan will be accompanied by a related right to purchase one Common Share.

                              PLAN OF DISTRIBUTION

         Common Shares offered under the Plan will be distributed to the Plan participants, from time to time, pursuant to the terms of the Plan. There are no brokerage fees or commissions charged to Plan participants in connection with the purchase of Common Shares under the Plan, although as discussed in Question 18, in the case of Common Shares purchased from sources other than the Corporation, commissions and brokerage fees paid by the Corporation in connection with such purchases will be taxable income to the participant's pro rata shares of such commissions and fees and will be reported as ordinary dividend income for the calendar year by the Corporation with respect to each participant's Plan account. The number of Common Shares to be purchased under the Plan for the participant's account in any one month period depends on the amount of a participant's reinvested dividend, the amount of any optional cash payments to be invested on the Investment Date, and the purchase price of the Common Shares. The Plan participant pays service charges of $10 per sales transaction and commission of 5 cents per share if, at the participant's request, the Purchasing Agent sells, on behalf of the participant, some or all of the participant's whole Common Shares credited to the participant's Plan account. Certain expenses may also be incurred by the participant if the participant receives a cash payment in lieu of issuance of a fraction of a Common Share credited to the participant's Plan account upon the participant's withdrawal of all of the Common Shares credited to the participant's Plan account or upon termination of the participant's participation in the Plan.

                            INTEREST OF NAMED COUNSEL

         The validity of the KeyCorp Common Shares offered hereby has been passed upon for the Corporation by Steven N. Bulloch, Assistant Secretary of the Corporation. As of the date of this Registration Statement, Mr. Bulloch beneficially owns 14,354 Common Shares of the Corporation, including shares beneficially owned under options that are immediately exercisable.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                       WHERE YOU CAN FIND MORE INFORMATION

         The Corporation files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such reports, proxy statements, and other information concerning the Corporation can be inspected and copied at the Public Reference Room Number 1024 maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D. C., 20549-1004, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statement and other information regarding the Corporation . The address of the Web site is http://www.sec.gov.

         The Corporation's Common Shares and the related rights to purchase the Common Shares are listed on the New York Stock Exchange. Reports, proxy and information statements, and other information concerning the Corporation can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. The Corporation also maintains an Internet site at the following address: http://www.Keybank.com.

         The Commission allows for "incorporation by reference" of certain information into this prospectus. This means that the Corporation can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information included directly in this document or incorporated in this document by reference.

         This prospectus incorporates by reference the documents listed below. They contain important information about the Corporation and its financial condition.

         1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;

         2. The Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998.

         3. The Corporation's Current Reports on Form 8-K, filed on (a) January 21, 1998, (b) March 6, 1998, (c) April 17, 1998, (d) June 15, 1998, (e) July
17, 1998, and (f) September 23, 1998.

         4. The description of (a) the Corporation's Common Shares, filed with the Commission in the Registration Statement on Form 8-A dated July 31, 1992, as amended by Forms 8-A/A filed on October 15, 1993, February 25, 1994, and June 19, 1997, respectively, registering the Common Shares under Section 12(b) of the Exchange Act, and (b) the Rights contained in the Registration Statement on Form 8-A filed on June 19, 1997, as amended by Form 8-A/A filed on March 6, 1998.

         5. All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering of the Common Shares pursuant to the Plan, shall be deemed to be incorporated by reference into this prospectus from the date of filing of each such document.

         The Corporation will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such copies can be directed to KeyCorp, 127 Public Square, Cleveland, Ohio 44114, Attention: Investor Relations, Telephone
(216) 689-4221 or 1-800-523-7248.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                              INVESTOR INFORMATION

STOCK

KeyCorp Common Shares are listed on the New York Stock Exchange under the symbol KEY.

SHAREHOLDER ASSISTANCE / REGISTRAR AND TRANSFER AGENT

Shareholders with questions regarding dividends, change of name or address, or lost certificates, are invited to call or write the Plan Administrator at the following address:

          Shareholder Services - KEY
          Harris Trust and Savings Bank
          P.O. Box A3504
          Chicago, IL  60690-3504
          Tel:  1-800-539-7216

Full Service is available Monday through Friday 8:30 a.m. to 5 p.m. Central Time, with automated service covering routine inquires 24 hours a day, 365 days a year.

DIVIDEND DIRECT DEPOSIT PLAN

This plan permits shareholders to electronically deposit dividends on their Common Shares to their checking or savings account. This free service provides a convenient and safe method of receiving dividend payments. If you have questions or are interested in this program, call Shareholder Assistance Line at 1-800-539-7216 and order a Dividend Direct Deposit brochure and authorization form.

INSTITUTIONAL INVESTOR AND ANALYST INFORMATION

Security analysts and investment professionals with questions regarding KeyCorp's performance and its business should direct their inquires to:

          KeyCorp
          127 Public Square
          Cleveland, Ohio  44114-1306
          Attention:  Investor Relations
          Tel:  (216) 689-4221 or 1-800-523-7248.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

                   Registration Fee .............................$ 37,724.60*
                   Printing and Engraving Expenses...............$ 35,000.00*
                   Legal Fees and Expenses.......................$  5,000.00*
                   Accounting Fees and Expenses..................$  4,000.00*

*  All the above amounts are estimated.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents ("Covered Persons") within prescribed limits and must indemnify them under certain circumstances. Ohio law permits a corporation to indemnify a Covered Person against expenses, judgments, fines, and settlements reasonably incurred in a nonderivative suit, and against expenses reasonably incurred in a derivative suit, if the Covered Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation. In addition, Ohio law permits a corporation to indemnify a Covered Person in a criminal action or proceeding, other than in a derivative suit, if the person had no reasonable cause to believe his or her conduct was unlawful.

         Unless ordered by a court, no indemnification of expenses in a derivative suit is authorized by Ohio law if the Covered Person is ultimately adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation. However, if a Covered Person is successful on the merits or in defense on a matter, indemnification of expenses is mandatory. In addition, under Ohio law, a Director's expenses shall be paid by the corporation as they are incurred, provided the Director agrees to reasonably cooperate with the corporation and to repay the amounts advanced if it is proved by clear and convincing evidence that the Director's action or failure to act was done with reckless disregard for the best interests of the corporation.

         Under Ohio law, a Director is not liable for monetary damages unless it is proved by clear and convincing evidence that the Director's action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and is in addition to any other rights granted to persons seeking indemnification.

         The Amended and Restated Regulations provide that the Corporation shall indemnify to the fullest extent permitted by Ohio General Corporation Law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Corporation or of any other bank, corporation, partnership, trust, or other enterprise for which he or she was serving as a director, officer, or employee at the request of the Corporation.

         The Corporation is a party to Employment Agreements with certain of its executive officers and is also a party to Change of Control Agreements with certain executive officers. Generally, pursuant to the Employment Agreement and, after a change of control (as defined), pursuant to each Change of Control Agreement, the Corporation has agreed to (i) indemnify the executive officer, to the full extent permitted or authorized by Ohio General Corporation Law, if the executive officer is made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the executive officer's serving as an employee, officer, or director of the Corporation and/or any of its subsidiaries or is or was serving at the request of the Corporation or any of its subsidiaries as a director, trustee, officer, or employee of a bank, corporation, partnership, joint venture, trust or other enterprise, and
(ii) advance expenses incurred by the executive officer in defending any action, suit, or proceeding commenced or threatened for any action or failure to act as an employee, officer, or director of the Corporation or any of its subsidiaries. The expenses so advanced to officers and employees of the Corporation shall be repaid if it is ultimately determined that such executive officer is not entitled to be indemnified. With respect to Directors of the Corporation, the amount of expenses paid as incurred shall be repaid if it is determined that action or failure to act involved an act or omission undertaken with deliberate intent to cause injury or reckless disregard for the best interests of the Corporation or any of its subsidiaries.

         The indemnification provided under Employment Agreements and each of the Change of Control Agreements shall continue after the executive officer has ceased to be an executive officer, and shall inure to the benefit of the heirs, executors, and administrators of the executive officer.

         Under the terms of the Corporation's directors' and officers' liability and reimbursement insurance policy, directors and officers of the Corporation are insured against certain liabilities, including liabilities arising under the Securities Act.

                                    EXHIBITS

         The Exhibits to this Registration Statement are listed below, and are incorporated herein by reference.

EXHIBIT                  DESCRIPTION

4(a) Amended and Restated Articles of Incorporation of KeyCorp, filed as Exhibit 3(a) to Form S-4 filed on August 7, 1998, and incorporated herein by reference.

4(b) Amended and Restated Regulations of KeyCorp, effective May 15, 1997, and filed as Exhibit 2 to Form 8-A/A filed on June 19, 1997, and incorporated herein by reference.

4(c) Restated Rights Agreement, dated as of May 15, 1997, between KeyCorp and KeyBank National Association, as Rights Agent, filed as Exhibit 15 to Form 8-A dated June 19, 1997, and incorporated herein by reference.

5             Opinion re: legality

15            Acknowledgment Letter of Ernst & Young LLP

23            Consent of Ernst & Young LLP

24 Powers of attorney pursuant to which certain officers and Directors have signed this Form S-3 Registration Statement.


                                  UNDERTAKINGS

       (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 29th day of September, 1998.


KEYCORP

By:      ______________________________
         Thomas C. Stevens
         Senior Executive Vice President,
         General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE                           TITLE
--------------------------------------------------------------------------------
Robert W. Gillespie,                Chairman of the Board,
                                    Chief Executive Officer,
                                    and Director;
Henry L. Meyer III,                 President,
                                    Chief Operating Officer,
                                    and Director;
K. Brent Somers,                    Senior Executive Vice President and
                                    Chief Financial Officer
                                    (Principal Financial Officer);
Lee G. Irving,                      Executive Vice President and
                                    Chief Accounting Officer
                                    (Principal Accounting Officer);
William G. Bares,                   Director;
Albert C. Bersticker,               Director;
Carol A. Cartwright,                Director;
Thomas Commes,                      Director;
Kenneth M. Curtis,                  Director;
John C. Dimmer,                     Director;
Stephen R. Hardis,                  Director;
Henry S. Hemingway,                 Director;
Charles R. Hogan,                   Director;
Douglas J. McGregor,                Director;
Steven A. Minter,                   Director;
M. Thomas Moore,                    Director;
Richard W. Pogue,                   Director;
Ronald B. Stafford,                 Director;
Dennis W. Sullivan,                 Director;
Peter G. Ten Eyck, II,              Director.

The undersigned, by signing his name hereto, executes this Form S-3 Registration Statement pursuant to Powers of Attorney executed by the above-named officers and Directors and filed with the Securities and Exchange Commission.


By:  __________________
     Thomas C. Stevens
     Attorney-in-Fact
     September 29, 1998


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